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                                    EXHIBIT A

     DIRECTORS AND EXECUTIVE OFFICERS OF AMERICAN INTERNATIONAL GROUP, INC.

Pei-yuan Chia          Director           Retired Vice Chairman, Citicorp and         c/o 70 Pine Street, New York, New York 10270
                                          Citibank, N.A.

Marshall A. Cohen      Director           Counsel, Cassels, Brock & Blackwell         Cassels, Brock & Blackwell, 40 King Street
                                                                                      West, 20th Floor, Toronto, Ontario M5H 3C2

Martin S. Feldstein    Director           Professor of Economics, Harvard             National Bureau of Economic Research, Inc.,
                                          University; President and CEO, National     1050 Massachusetts Avenue, Cambridge,
                                          Bureau of Economic Research                 Massachusetts 02138

Ellen V. Futter        Director           President, American Museum of Natural       American Museum of Natural History, Central
                                          History                                     Park West at 79th Street, New York, New York
                                                                                      10024

Steven L. Hammerman    Director           Retired; Former Deputy Commissioner for     c/o 70 Pine Street, New York, New York 10270
                                          Legal Matters for the New York Police
                                          Department and Vice Chairman, Merrill
                                          Lynch & Co., Inc.

Richard C. Holbrooke   Director           Vice Chairman, Perseus LLC                  Perseus LLC, 1235 Avenue of the Americas,
                                                                                      New York, New York, 10019

Fred H. Langhammer     Director           Chairman, Global Affairs and Former Chief   767 Fifth Avenue, New York, New York 10153
                                          Executive Officer, The Estee Lauder
                                          Companies Inc.

George L. Miles        Director           President and Chief Executive Officer,      4802 Fifth Avenue, Pittsburgh, Pennsylvania
                                          WQED Multimedia                             15213

James F. Orr III       Director           Chairman of the Board of Trustees, The      420 Fifth Avenue, New York, New York 10018
                                          Rockefeller Foundation

Morris W. Offit        Director           Co-Chief Executive Officer, Offit Hall      65 East 55th Street, New York, New York 10022
                                          Capital Management LLC

Martin J. Sullivan     Director and       President and Chief Executive Officer       70 Pine Street, New York, New York 10270
                       Executive Officer

Michael H. Sutton      Director           Consultant; Former Chief Accountant of      c/o 70 Pine Street, New York, New York 10270
                                          the United States Securities and Exchange
                                          Commission

Edmund S.W. Tse        Director and       Senior Vice Chairman - Life Insurance       American International Assurance Co., Ltd.,
                       Executive Officer                                              1 Stubbs Road, Hong Kong

Robert B. Willumstad   Director           Former President and Chief Operating        9 West 57th Street, New York, New York 10019
                                          Officer, Citigroup Inc.

Frank G. Zarb          Director           Chairman, Frank Zarb Associates, LLC;       375 Park Avenue, New York, New York 10152
                                          Senior Advisor, Hellman & Friedman LLC

Dr. Jacob A. Frenkel   Executive Officer  Vice Chairman - Global Economic Strategies  70 Pine Street, New York, New York 10270


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

Frank G. Wisner        Executive Officer  Vice Chairman - External Affairs            70 Pine Street, New York, New York 10270

Steven J. Bensinger    Executive Officer  Executive Vice President & Chief            70 Pine Street, New York, New York 10270
                                          Financial Officer

Rodney O. Martin, Jr.  Executive Officer  Executive Vice President - Life Insurance   2929 Allen Parkway, Houston, Texas 77019

Kristian P. Moor       Executive Officer  Executive Vice President - Domestic         70 Pine Street, New York, New York 10270
                                          General Insurance

Win J. Neuger          Executive Officer  Executive Vice President & Chief            70 Pine Street, New York, New York 10270
                                          Investment Officer

R. Kendall Nottingham  Executive Officer  Executive Vice President - Life Insurance   70 Pine Street, New York, New York 10270

Robert B. Sandler      Executive Officer  Executive Vice President - Domestic         70 Pine Street, New York, New York 10270
                                          Personal Lines

Nicholas C. Walsh      Executive Officer  Executive Vice President - Foreign          70 Pine Street, New York, New York 10270
                                          General Insurance

Jay S. Wintrob         Executive Officer  Executive Vice President - Retirement       AIG Retirement Services, Inc., 1999 Avenue
                                          Services                                    of the Stars, Los Angeles, California 90067

William N. Dooley      Executive Director Senior Vice President - Financial Services  70 Pine Street, New York, New York 10270

Axel I. Freudmann      Executive Officer  Senior Vice President - Human Resources     70 Pine Street, New York, New York 10270

David L. Herzog        Executive Officer  Senior Vice President & Comptroller         70 Pine Street, New York, New York 10270

Robert E. Lewis        Executive Officer  Senior Vice President & Chief Risk Officer  70 Pine Street, New York, New York 10270

Michael E. Roemer      Executive Officer  Senior Vice President & Director of         70 Pine Street, New York, New York 10270
                                          Internal Audit

Brian T. Schreiber     Executive Officer  Senior Vice President - Strategic Planning  70 Pine Street, New York, New York 10270

Richard W. Scott       Executive Officer  Senior Vice President - Investments         70 Pine Street, New York, New York 10270

Kathleen E. Shannon    Executive Officer  Senior Vice President and Secretary         70 Pine Street, New York, New York 10270

Keith Duckett          Executive Officer  Vice President - Administration             70 Pine Street, New York, New York 10270

Robert A. Gender       Executive Officer  Vice President & Treasurer                  70 Pine Street, New York, New York 10270

Charlene M. Hamrah     Executive Officer  Vice President & Director of Investor       70 Pine Street, New York, New York 10270
                                          Relations

Eric N. Litzky         Executive Officer  Vice President - Corporate Governance       70 Pine Street, New York, New York 10270

Christopher D. Winans  Executive Officer  Vice President - Media Relations            70 Pine Street, New York, New York 10270


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


      DIRECTORS AND EXECUTIVE OFFICERS OF STARR INTERNATIONAL COMPANY, INC.

Maurice R. Greenberg   Chairman of the    Chairman of the Board and director, Starr   399 Park Avenue, 17th Floor, New York, New
                       Board and          International Company, Inc. and C.V. Starr  York 10022
                       Director           & Co., Inc.; Chief Executive Officer, C.V.
                                          Starr & Co., Inc.; trustee of C.V. Starr &
                                          Co., Inc. Trust; member, director and
                                          Chairman of the Board, The Starr
                                          Foundation.

Edward E. Matthews     Managing Director  Managing Director and director, Starr       399 Park Avenue, 17th Floor, New York, New
                                          International Company, Inc.; director and   York 10022
                                          President, C.V. Starr & Co., Inc.;
                                          trustee, C.V. Starr & Co., Inc. Trust;
                                          member and director, The Starr Foundation.

Houghton Freeman       Director           President, Freeman Foundation               499 Taber Hill Road, Stowe, VT 05672

Howard I. Smith        Director           Vice Chairman-Finance and Secretary, C.V.   399 Park Avenue, 17th Floor, New York, NY
                                          Starr & Co., Inc.                           10022

John J. Roberts        Director           Senior Advisor, American International      Concordia Farms P.O. Box 703, Easton, MD
                                          Group, Inc.                                 21601

Ernest Stempel         Director           Senior Advisor and Honorary Director,       70 Pine Street, New York, NY 10270
                                          American International Group, Inc.

Cesar Zalamea          Director           President and Chief Executive Officer,      Suite 1405-7, Two Exchange Square, 8
                                          Starr International Company (Asia),         Connaught Place, Central, Hong Kong
                                          Limited

           DIRECTORS AND EXECUTIVE OFFICERS OF C.V. STARR & CO., INC.

Maurice R. Greenberg   Chairman of the    (See above)                                 (See above)
                       Board, director
                       and Chief
                       Executive Officer

Howard I. Smith        Vice Chairman-     (See above)                                 (See above)
                       Finance and
                       Secretary and
                       Director

Edward E. Matthews     President and      (See above)                                 (See above)
                       Director

J. Christopher         Director           Chairman of the Board of Directors, J.C.    717 Fifth Avenue, 26th Floor, New
Flowers                                   Flowers and Co. LLC                         York, NY 10022

Houghton Freeman       Director           (See above)                                 (See above)

John J. Roberts        Director           (See above)                                 (See above)

Bertil P-H Lundquist   Director           Executive, Vice President and General       399 Park Avenue, 17th Floor, New
                                          Counsel, C.V. Starr & Co., Inc.             York, New York 10022

         DIRECTORS AND EXECUTIVE OFFICERS OF UNIVERSAL FOUNDATION, INC.

Stuart Osborne         President and      President of Universal Foundation           Mercury House
                       Director                                                       101 Front Street
                                                                                      Hamilton HM 12, Bermuda

Eligia G. Fernando     Director           Retired                                     Mercury House
                                                                                      101 Front Street
                                                                                      Hamilton HM 12, Bermuda

Cesar C. Zalamea       Director           (See above)                                 Mercury House
                                                                                      101 Front Street
                                                                                      Hamilton HM 12, Bermuda

Aloysius B. Colayco    Director           Managing Director, Argosy Partners          Argosy Partners
                                                                                      8th Floor, Pacific Star Building
                                                                                      Makati City, Philippines

Jennifer Barclay       Secretary          Secretary of Universal Foundation           Mercury House
                                                                                      101 Front Street
                                                                                      Hamilton HM 12, Bermuda

Margaret Barnes        Treasurer          Treasurer of Universal Foundation           Fitzwilliam Hall
                                                                                      Fitzwilliam Place
                                                                                      Dublin 2, Ireland

   DIRECTORS AND EXECUTIVE OFFICERS OF THE MAURICE R. AND CORRINE P. GREENBERG
                             FAMILY FOUNDATION, INC.

Maurice R. Greenberg   Chairman and       (See above)                                 (See above)
                       Director

Corrine P. Greenberg   President and      President and Director, Greenberg           399 Park Avenue, 17th Floor
                       Director           Foundation                                  New York, New York 10022

Jeffrey W. Greenberg   Vice President     Vice President and Director,                399 Park Avenue, 17th Floor
                       and Director       Greenberg Foundation                        New York, New York 10022

Evan G. Greenberg      Vice President     President and Chief Executive               399 Park Avenue, 17th Floor
                       and Director       Officer, ACE Limited                        New York, New York 10022

Lawrence S. Greenberg  Vice President     Privatent Equity Investor                   399 Park Avenue, 17th Floor
                       and Director                                                   New York, New York 10022

Shake Nahapetian       Treasurer          Administrative Assistant, CV Starr          399 Park Avenue, 17th Floor
                                                                                      New York, New York 10022


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

DIRECTOR AND EXECUTIVE OFFICER OF THE MAURICE R. AND CORRINE P. GREENBERG JOINT
                            TENANCY CORPORATION, INC.

Maurice R. Greenberg   Chairman, CEO,     (See above)                                 (See above)
(See above)            President,
                       Treasurer,
                       Secretary and
                       Director


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